EXHIBIT (2)


                        POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that Halcyon/Alan B. Slifka Management Company, LLC, whose signature appears below, constitutes and appoints James H. Schropp as attorney-in-fact and agent for the undersigned solely for the purpose of executing reports required under Sections 13 and 16 of the Securities and Exchange Act of 1934, and filing the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.





                                 HALCYON/ALAN B. SLIFKA
                                     MANAGEMENT COMPANY LLC


                                  By: /s/ Alan B. Slifka and Company,
                                          Limited
                                      _______________________________
                                   Name: Alan B. Slifka and Company,
                                         Limited
                                         its:  Managing Member

                                        By:  /s/ James Pasquarelli
                                        _______________________
                                        Name:  James Pasquarelli
                                        its:   Treasurer











                       Page 14 of 16 Pages